Exhibit 99.1

CONSTELLATION BRANDS COMPLETES SERIES OF TRANSACTIONS TO PREMIUMIZE PORTFOLIO WITH SALE OF PAUL MASSON GRANDE AMBER BRANDY TO SAZERAC

VICTOR, N.Y., Jan. 12, 2021 - Constellation Brands, Inc. (NYSE: STZ and STZ.B), a leading beverage alcohol company, announced today that it has closed its sale of the Paul Masson Grande Amber Brandy brand, related inventory, and interests in certain contracts to Sazerac for approximately $265 million, subject to certain post-closing adjustments.

“The closure of this sale concludes a series of transactions within our wine and spirits business designed to help accelerate revenue growth and operating margin performance by advancing our vision of building a winning portfolio of distinctive, higher-end brands,” said Bill Newlands, Constellation Brands’ president and chief executive officer. “With these transactions now behind us, our team can more fully concentrate our resources and focus behind a smaller set of more premium brands that better align with consumer premiumization trends.”

On Tuesday, Jan. 5, 2021, Constellation announced it had closed transactions with E. & J. Gallo Winery and Vie-Del Company. Constellation divested a portion of its wine and spirits portfolio principally priced at $11 retail and below, including certain related facilities, and its Nobilo wine brand to Gallo. Constellation also divested certain brands used in its grape juice concentrate business, together with related inventory, interests in certain contracts, and liabilities to Vie-Del Company.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements. The word “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may relate to business strategy, future operations, future revenue growth, future operating margin performance, prospects, plans, and objectives of management, as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements.

The forward-looking statements are based on management's current expectations and should not be construed in any manner as a guarantee that such results will in fact occur or will occur on any contemplated timetable. All forward-looking statements speak only as of the date of this news release and Constellation Brands undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In addition to risks and uncertainties associated with ordinary business operations, the forward-looking statements contained in this news release are subject to other risks and uncertainties, including actual post-closing adjustments; the accuracy of all projections; and other factors and uncertainties disclosed from time-to-time in Constellation Brands’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 29, 2020, which could cause actual future performance to differ from current expectations.

ABOUT CONSTELLATION BRANDS

At Constellation Brands (NYSE: STZ and STZ.B), our mission is to build brands that people love because we believe sharing a toast, unwinding after a day, celebrating milestones, and helping people connect, are Worth Reaching For. It’s worth our dedication, hard work, and the bold calculated risks we take to deliver more for our consumers, trade partners, shareholders, and communities in which we live and work. It’s what has made us one of the fastest-growing large CPG companies in the U.S. at retail, and it drives our pursuit to deliver what’s next.

Today, we are a leading international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy. Every day, people reach for our high-end, iconic imported beer brands such as Corona Extra, Corona Light, Corona Premier, Modelo Especial, Modelo Negra, and Pacifico, and our high-quality premium wine and spirits brands, including the Robert Mondavi Brand Family, Kim Crawford, Meiomi, The Prisoner Brand Family, SVEDKA Vodka, Casa Noble Tequila, and High West Whiskey.

But we won’t stop here. Our visionary leadership team and passionate employees from barrel room to boardroom are reaching for the next level, to explore the boundaries of the beverage alcohol industry and beyond. Join us in discovering what’s Worth Reaching For.

To learn more, follow us on Twitter @cbrands and visit www.cbrands.com.

MEDIA CONTACTS	INVESTOR RELATIONS CONTACTS
Mike McGrew 773-251-4934 / michael.mcgrew@cbrands.com Amy Martin 585-678-7141 / amy.martin@cbrands.com	Patty Yahn-Urlaub 585-678-7483 / patty.yahn-urlaub@cbrands.com Marisa Pepelea 312-741-2316 / marisa.pepelea@cbrands.com